UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2026

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2026 (the “Amendment Closing Date”), Verastem, Inc., (the “Company”) entered into Amendment No. 3 (the “Amendment”) to that certain Note Purchase Agreement, dated as of January 13, 2025 (the “Original Closing Date”), as previously amended by Amendment No. 1 dated as of October 31, 2025 and Amendment No. 2 dated as of March 2, 2026 (as so amended, the “Note Purchase Agreement”) by and among the Company, certain funds managed by Oberland Capital Management LLC (together with other purchasers party thereto from time to time, the “Purchasers”) and RGCM SA LLC, as purchaser agent.

The Amendment amends the financing arrangement under the Note Purchase Agreement by establishing two separate series of senior secured notes: (i) “Initial Notes,” which are the notes in an initial aggregate principal amount of $75.0 million previously issued on the Original Closing Date in connection with the first purchase under the Note Purchase Agreement, and (ii) “Revenue Notes,” which are a new series of notes to be issued in two tranches under the Note Purchase Agreement with an aggregate purchase price of up to $75.0 million (the Initial Notes and Revenue Notes, together, the “Notes”). The establishment of the Revenue Notes replaces the previous conditional second and third tranches of $25.0 million principal amount of Initial Notes and $50.0 million principal amount of Initial Notes, respectively.

The Amendment provides that:

•	an initial tranche of $50.0 million in Revenue Notes will be issued on August 28, 2026, subject to satisfaction of certain customary conditions precedent (the “Second Purchase”); and

•	at the option of the Company, a second tranche of $25.0 million principal amount of Revenue Notes may be issued (the “Third Purchase”), at any time on or prior to May 15, 2027, provided that worldwide net sales of avutometinib and defactinib are at least $40.0 million for the calendar quarter ended immediately prior to the Third Purchase and subject to certain other customary conditions precedent.

The Revenue Notes are a separate series of Notes which, rather than bearing fixed interest, entitle the Purchasers to quarterly payments (the “Revenue Payments”) equal to the “Revenue Payment Percentage” of net sales of the Company’s products that combine avutometinib and defactinib for such fiscal quarter, including any monetary damages recovered from a third party in any action brought for such third party’s infringement of any intellectual property related to such products, but only to the extent such damages are awarded for lost sales of the product and are net of specified enforcement expenses and amounts required to be allocated to licensors or sublicensees. The Revenue Payment Percentage will initially be 4.50%. If the total Revenue Payments are equal to or greater than 100% of the then total purchase price paid by the Purchasers for all Revenue Notes (the “Funded Amount”) (such condition, the “Test Date Condition”) as of December 31, 2031 (the “Test Date”), the Revenue Payment Percentage will automatically decrease to 1.75% after the Test Date. If the Test Date Condition is not satisfied by the Test Date, the Purchasers will be entitled to a one-time contingent make-whole payment from the Company (the “Contingent Make-Whole Payment”) in an amount equal to 100% of the Funded Amount as of the Test Date less the total Revenue Payments made by the Company as of the Test Date.

The maturity date for the Revenue Notes is June 30, 2033 (the “Revenue Notes Maturity Date”). All of the Revenue Notes may be redeemed prior to the Revenue Note Maturity Date at the option of the Company, subject to payment of the “Repayment Amount” (as defined in the Note Purchase Agreement). If the Revenue Notes are redeemed or repaid, the “Repayment Amount” will be: (a) 135% of the Funded Amount if redemption occurs on or prior to the first anniversary of the date of the Second Purchase (the “Second Purchase Date”) upon a change of control of the Company; (b) 150% of the Funded Amount if clause (a) does not apply and redemption occurs on or prior to the first anniversary of the Second Purchase Date upon a sale or exclusive license by the Company of all or substantially all intellectual property relating to the Primary Product (as defined in the Note Purchase Agreement) within the United States; (c) 150% of the Funded Amount if clauses (a) and (b) do not apply and the Repayment Amount is paid on or prior to the Test Date and the Test Date Condition has been met; (d) 165% of the Funded Amount if clauses (a), (b) and (c) do not apply and redemption occurs on or prior to the third anniversary of the Second Purchase Date; and (e) 185% of the Funded Amount (the “Cap Amount”) if clauses (a), (b) and (c) do not apply and redemption occurs after the third anniversary of the Second Purchase Date (provided that the Cap Amount decreases to 150% of the Funded Amount following the Test Date if the Test Date Condition has been met), minus, in each case, total Revenue Payments, any Contingent Make-Whole Payment, and all payments of original issue discount in respect of the Revenue Notes paid in cash prior to such date.

In the event of any voluntary prepayment of the Revenue Notes upon the sale or exclusive license (other than a Permitted License (as defined in the Note Purchase Agreement)) of all or substantially all intellectual property relating to the Primary Product within the United States, a portion of the Repayment Amount for the Revenue Notes in an amount not to exceed 25% of the Funded Amount may, at the option of the Company, be paid in shares of the Company’s common stock, subject to certain conditions and limitations. The Purchasers may demand redemption of the Notes prior to the applicable maturity date in the event of certain change of control events or events of default, subject to payment of the then-applicable Repayment Amount.

The Company’s obligations under the Note Purchase Agreement, as amended, continue to be secured by a first-priority security interest (subject to certain permitted liens) on substantially all of the Company’s and its subsidiaries’ assets, including its intellectual property related to avutometinib and defactinib, and subject to a negative pledge on the Company’s intellectual property. The Note Purchase Agreement contains no financial covenants. The Company’s obligations remain subject to customary affirmative and negative covenants, including limitations on the Company’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens, pay dividends or other distributions to holders of its capital stock, repurchase stock and make investments, in each case subject to certain exceptions.

Until the maturity date of the Initial Notes (the seventh anniversary of January 13, 2025) (the “Initial Notes Maturity Date”), the Company is obligated to make quarterly Revenue Participation Payments to the Purchasers equal to the “Revenue Participation Percentage” of net sales of the Company’s products that combine avutometinib and defactinib during such fiscal quarter, subject to a cap of $100.0 million of such net sales in each fiscal year. Following the Amendment, the Revenue Participation Percentage is fixed at 1.00% and will not be adjusted in connection with the issuance of additional Notes. The applicable interest rate and other terms of the Initial Notes remain unchanged as a result of the Amendment. The outstanding principal amount of the Initial Notes bear interest at a rate per annum equal to the sum of (i) the greater of the Term SOFR (as defined in the Note Purchase Agreement) and 4.29%, and (ii) 3.71%, subject to adjustment in certain circumstances set forth in the Note Purchase Agreement and an overall cap of 9.75%, payable quarterly in arrears until the Initial Notes Maturity Date. For the first eight (8) payment dates on which interest on the Initial Notes is owed and continuing, at the Company’s option, up to 50% of the interest due may be paid-in-kind and added to the then-outstanding principal balance of the Initial Notes. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement), the then-applicable interest rate on all outstanding Initial Note obligations may be increased by an additional 5.00%.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment and the Note Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On August 6, 2026, Verastem, Inc. posted its updated corporate presentation on its website, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Note Purchase Agreement, dated August 6, 2026, by and among Verastem, Inc., RGCM SA LLC and certain funds managed by Oberland Capital Management LLC.
99.1	Corporate Presentation, dated August 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: August 6, 2026	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
Chief Executive Officer